FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 31, 2011 (the "Amendment"), is entered into among CINCINNATI BELL INC., an Ohio corporation (the "Borrower"), the Guarantors signatories hereto, the Lenders signatories hereto and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and PNC BANK, NATIONAL ASSOCIATION, as Swingline Lender and an L/C Issuer.

RECITALS

A.    The Borrower, the Guarantors, the Lenders, the Swingline Lender, the L/C Issuers and the Administrative Agent are party to that certain Credit Agreement originally dated as of June 11, 2010 (as amended, modified, restated or supplemented from time to time prior to the First Amendment Effective Date, the "Existing Credit Agreement"); and

B.    The Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

"Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

"First Amendment Effective Date" shall have the meaning assigned to such term in introductory paragraph of Section 4 hereof.

2.Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

3.Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, as of the date hereof the Existing Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by deleting in their entirety the definitions of each of “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Cash Taxes” and “Consolidated Scheduled Funded Debt Payments”.

(b)    Section 8.05 of the Existing Agreement is hereby amended in its entirety to read as follows:

Make any Disposition other than (a) an Excluded Disposition, and (b) so long as no Default or Event of Default shall have occurred and be continuing or would be directly or indirectly caused as a result thereof, other Dispositions; provided that (i) at least 50% of the consideration paid in connection with any such Disposition shall be in the form of cash or Cash Equivalents, provided that the Borrower or any of its Subsidiaries may make one or more Dispositions for which less than 50% of the consideration paid is in the form of cash or Cash Equivalents so long as the cumulative aggregate consideration received for all such Dispositions consummated on and after the First Amendment Effective Date shall not exceed $25,000,000, it being understood and agreed that with respect to any Disposition consummated in reliance on this Section 8.05(b) (A) any payment of cash or Cash Equivalents received in connection with such Disposition shall be made within five Business Days after the consummation of such transaction and (B) the aggregate amount of all consideration paid or to be paid in connection such Disposition shall be in an amount not less than the fair market value of the Property disposed of, (ii) such transaction is not a Sale and Leaseback Transaction unless, after giving effect to the entering into of the applicable lease in connection therewith, the Remaining Present Value of such lease, when taken together with the aggregate then outstanding principal amount of all Indebtedness incurred pursuant to Section 8.03(m) and the Remaining Present Value of outstanding leases previously entered into pursuant to this clause (ii), would not exceed $150,000,000, (iii) such transaction does not involve the Disposition of a part but not all of the Capital Stock of any Consolidated Party that does not result in an Investment that is permitted under Section 8.02, (iv) such transaction does not involve a Disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, (v) the fair market value of all of the assets sold or otherwise Disposed of in all such transactions after the Closing Date (other than Sale and Leaseback Transactions permitted hereunder) shall not exceed $75,000,000 per fiscal year, (vi) if the fair market value of the Property Disposed of in any single Disposition (or in any series of related Dispositions) exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction (including any proposed use of the proceeds thereof for debt reduction or the making of any Investment), the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11(a)‑(d), as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information, (vii) the Loan Parties shall apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Disposition to (A) make Eligible Reinvestments within the applicable Application Period or (B) prepay the Tranche B Term Loan, in each case in accordance with the terms of Section 2.05(b)(ii)(A). Notwithstanding anything to the contrary in the foregoing, solely with respect to any Disposition made in reliance of the proviso in clause (i) above, (x) any non-cash consideration received by the applicable Credit Parties in connection with such Disposition shall be in the form of a promissory note or notes in favor of the applicable Credit Parties and (y) with respect to any promissory note(s) received under clause (x) in an initial aggregate principal amount equal to or greater than $5,000,000 (or, in the case of multiple promissory notes delivered in connection with a single acquisition, the initial aggregate principal amount of which is equal to or greater than $5,000,000), (A) such promissory note(s) shall be secured by the assets and property that are the subject of such Disposition and (B) the applicable Credit Parties shall deliver such promissory note(s) endorsed in a manner satisfactory to the Administrative Agent and take such other actions as may be reasonably requested by the Administrative Agent to ensure that such promissory note(s) are subject to a valid and perfected, first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents. Pending final application of the Net Cash Proceeds of any Disposition (other than Excluded Dispositions), the Consolidated Parties shall not use such Net Cash Proceed for any purpose other than to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

(c)    Section 8.11(d) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(d)    Consolidated Capital Expenditures. Permit the amount of all Consolidated Capital Expenditures during the period from October 1, 2011 to June 11, 2014 to exceed $1,000,000,000 in the aggregate.

4.    Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent (the "First Amendment Effective Date"):

(a)    Counterparts of Amendment. Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(b)    Amendment Fee. For the account of each Lender approving this Amendment by 5:00 p.m. Eastern time on October 31, 2011 (as evidenced by delivery of an executed signature page prior to such time), the Administrative Agent shall have received an amendment fee equal to ten (10) basis points on the amount of such Lender's Commitment; and

(c)    Other Fees and Out of Pocket Costs. The Borrower shall have paid any and all reasonable out-of-pocket costs (to the extent invoiced at least 2 Business Days prior to the First Amendment Effective Date) incurred by the Administrative Agent or Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (including the reasonable fees and expenses of the Administrative Agent's legal counsel), and all other fees and other amounts payable to the Administrative Agent or Merrill Lynch, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment.

5.    Miscellaneous.

(a)    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders and the Administrative Agent as follows:

(i)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws (whether enforcement is sought by proceedings in equity or at law) or (y) by Debtor Relief Laws.

(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment (except for those which have been obtained on or prior to the First Amendment Effective Date).

(iv)    The execution and delivery of this Amendment does not diminish or reduce its obligations as a Loan Party in respect of the Obligations (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Article IV of the Existing Credit Agreement) in any manner.

(v)    The representations and warranties of the Loan Parties set forth in Article VI of the Existing Credit Agreement are true and correct in all material respects as of the First Amendment Effective Date; provided that the reference to the date of the Audited Financial Statements in Section 6.05(e) of the Amended Credit Agreement shall be deemed to be replaced by a reference to December 31, 2010. All of the provisions of the Loan Documents, except as amended hereby, are in full force and effect.

(vi)    Upon the execution and delivery of this Amendment and immediately after giving effect hereto, no unwaived event has occurred and is continuing on the date hereof which constitutes a Default or an Event of Default.

(b)    Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Shared Collateral Security Agreement and the Non-Shared Collateral Security Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

(c)    Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. On and after the First Amendment Effective Date, any reference in the Loan Documents or any and all other documents thereafter executed and delivered pursuant to the terms of the Loan Documents to the "Credit Agreement" shall be deemed to refer to the Amended Credit Agreement.

(d)    Construction. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

(e)    Reaffirmation of Loan Party Obligations. Each Loan Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (i) that it is bound by all terms of the Amended Credit Agreement and (ii) that it is responsible for the observance and full performance of the Obligations. Without limiting the generality of the proceeding sentence, each of the Guarantors confirms that it jointly and severally guarantees the prompt payment when due of all Obligations in accordance with, and pursuant to the terms of, Article IV of the Amended Credit Agreement.

(f)    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(g)    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)    Binding Effect. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Loan Documents shall remain unchanged and shall continue in full force and effect.

(i)    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CINCINNATI BELL INC.,
an Ohio corporation

By: /s/ Kimberly H. Sheehy
Name: Kimberly H. Sheehy
Title: Vice President and Treasurer

GUARANTORS:	CINCINNATI BELL TELECOMMUNICATION SERVICES LLC,
an Ohio limited liability company

CINCINNATI BELL ENTERTAINMENT INC.,
an Ohio corporation

CINCINNATI BELL COMPLETE PROTECTION INC.,
an Ohio corporation

CINCINNATI BELL WIRELESS, LLC,
an Ohio limited liability company

CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.,
a Delaware corporation

CINCINNATI BELL ANY DISTANCE INC.
a Delaware corporation

GRAMTEL INC.,
a Virginia corporation

CBTS SOFTWARE LLC,
a Delaware limited liability company

CINCINNATI BELL SHARES SERVICES LLC,
an Ohio limited liability company

EVOLVE BUSINESS SOLUTIONS LLC,
an Ohio limited liability company

CINCINNATI BELL ANY DISTANCE OF VIRGINIA LLC,
a Virginia limited liability company

CINCINNATI BELL DATA CENTERS, INC.,
a Delaware corporation

CYRUS NETWORKS, LLC,
a Delaware limited liability company

By: /s/ Kimberly H. Sheehy
Name: Kimberly H. Sheehy
Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
as Administrative Agent

By: /s/ Antonikia Thomas
Name: Antonikia (Toni) Thomas
Title: Assistant Vice President

BANK OF AMERICA, N. A.,
as a Lender

By: /s/ Peter van der Horst
Name: Peter van der Horst
Title: Director

LENDER:

By: /s/ Various Lenders
Name:_________________________________
Title:__________________________________